Exhibit 10.1
Williams Scotsman, Inc.

$500,000,000

7.375% Senior Secured Notes due 2031

PURCHASE AGREEMENT

September 11, 2023

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
As Representative of the several Initial Purchasers

Ladies and Gentlemen:

Williams Scotsman, Inc. (the “Company”), a Maryland corporation, hereby confirms its agreement with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several initial purchasers named in Schedule 1 hereto (the “Initial Purchasers”), as set forth below.

The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $500,000,000 aggregate principal amount of its 7.375% Senior Secured Notes due 2031 (the “Notes”). The Notes are to be issued under an Indenture (the “Indenture”) to be dated as of September 25, 2023, by and among the Company, the guarantors listed on Schedule 3 hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

The Notes will be unconditionally guaranteed on a senior secured basis (the “Guarantees” and, together with the Notes, the “Securities”) as to the payment of principal and interest jointly and severally by the Guarantors.

The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

The Securities will be secured by a second priority security interest in the collateral of the Company and the Guarantors (as further defined in the Pricing Disclosure Package (as defined below), the “Collateral”) securing the ABL Credit Facility, dated as of July 1, 2020, by and among the Company, Williams Scotsman Holdings Corp., each of the other persons identified on the signature pages thereto as a “Borrower” and a “Guarantor”, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “ABL Facility”). The rights of holders of the Securities in the Collateral will be documented by security agreements, pledge agreements, share pledges, debentures, mortgages and other instruments evidencing, creating or purporting to create a security interest in favor of the Collateral Agent, each dated the Closing Date (as defined below) (collectively, the “Security Documents”), each in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Securities.

The liens on the Collateral securing the Securities will be subject to (i) that certain intercreditor agreement, dated as of July 1, 2020, as amended, among Bank of America, N.A., as administrative agent and collateral agent for the ABL Facility, Deutsche Bank Trust Company Americas, as collateral agent for the Company’s 6.125% Senior Secured Notes due 2025 (the “2025 Notes”), Deutsche Bank Trust Company Americas, as collateral agent for the Company’s 4.625% Senior Secured Notes due 2028 (the “2028 Notes”), the Collateral Agent, the Company and each Guarantor (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “First/Second Lien Intercreditor Agreement”), as supplemented by a joinder agreement dated as of the Closing Date, among Deutsche Bank Trust Company Americas, as a Second Lien Representative and Second Lien Collateral Agent on behalf of the holders of the Notes, Deutsche Bank Trust Company Americas, as an Initial Second Lien Representative and Initial Second Lien Collateral Agent on behalf of the holders of the 2025 Notes, Deutsche Bank Trust Company Americas, as an Initial Second Lien Representative and Initial Second Lien Collateral Agent on behalf of the holders of the 2028 Notes, and the collateral agent under the ABL Facility, in its capacity as Initial First Lien Representative and Initial First Lien Collateral Agent, and acknowledged and agreed by the Company and the other Guarantors (the “1L/2L ICA Joinder”) and (ii) that certain pari passu intercreditor agreement, dated as of July 1, 2020, as amended among Deutsche Bank Trust Company Americas, as collateral agent for the 2025 Notes, Deutsche Bank Trust Company Americas, as collateral agent for the 2028 Notes, the Collateral Agent, the Company and each Guarantor (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Pari Passu Intercreditor Agreement” and, together with the First/Second Lien Intercreditor Agreement, the “Intercreditor Agreements”), as supplemented by a joinder agreement dated as of the Closing Date, among Deutsche Bank Trust Company Americas, as an Additional Second Lien Representative and an Additional Second Lien Collateral Agent, the Company, the Guarantors and Deutsche Bank Trust Company Americas, as the Initial Second Lien Representative the “Pari Passu ICA Joinder” and, together with the 1L/2L ICA Joinder, the “ICA Joinders”).

The proceeds from this offering will be used to repay a portion of the Company’s borrowings under the ABL Facility, to pay related fees and expenses and for general corporate purposes, as described under the caption “Use of Proceeds” in the Offering Memorandum (as defined herein).

In connection with the offer and sale of the Securities, the Company has prepared a preliminary offering memorandum, dated September 11, 2023 (the “Preliminary Memorandum”), setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company after the date of the most recent historical financial statements included or incorporated by reference therein. As used herein, (i) “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities prior to the time when sales of the Securities were first made as of the date hereof (the “Time of Execution”) and (ii) “Final Memorandum” shall mean the final offering memorandum, dated September 11, 2023. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Securities by the Initial Purchasers. References herein to the Preliminary Memorandum, the Pricing Disclosure Package and the Final Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Memorandum or the Final Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Memorandum.

Section 1.          Representations and Warranties. As of the Time of Execution and as of the Closing Date, each of the Company and the Guarantors represents and warrants to and agrees with each of the Initial Purchasers, as follows, jointly and severally (references in this Section 1 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a)          At the Time of Execution, the Pricing Disclosure Package did not, and the Final Memorandum as of its date did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company or the Guarantors make any representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company or the Guarantors by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein. None of the Company or the Guarantors has distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitute an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their respective agents and representatives (other than the Pricing Disclosure Package and Final Memorandum), an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”, which, for the avoidance of doubt, shall constitute an Issuer Written Communication). Each Issuer Written Communication, when taken together with the Pricing Disclosure Package, does not at the Time of Execution, and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Pricing Disclosure Package or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder.

(c)           The Company has the capitalization set forth in the Offering Memorandum under the heading “Capitalization”; all of the subsidiaries of the Company are listed on Schedule 2 attached hereto; all of the issued and outstanding shares of capital stock or other equity interests of the Company, the Guarantors and each of their respective subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; on the Closing Date, except as disclosed in the Offering Memorandum, all of the outstanding shares of capital stock or other equity interests of the Company and the Guarantors and each of their respective subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act, the securities or “Blue Sky” laws of certain jurisdictions and those pursuant to the ABL Facility, the 2025 Notes, the 2028 Notes and the Security Documents) or voting. Except as set forth in the Offering Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company, the Guarantors or any of their respective subsidiaries outstanding. Except for the subsidiaries listed on Schedule 2 hereto or as disclosed in the Offering Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(d)           The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own its properties and conduct its business as now conducted and as described in the Offering Memorandum; the Company is duly qualified to do business as a foreign corporation in good standing, to the extent such concept exists in the relevant jurisdiction, or equivalent status in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(e)          Each of the Guarantors is duly incorporated or formed, as applicable, validly existing and in good standing, to the extent such concept exists in the relevant jurisdiction, or equivalent status under the laws of its respective jurisdiction of incorporation or formation, and has all requisite power and authority to own its properties and conduct its business as now conducted and as described in the Offering Memorandum; each of the Guarantors is duly qualified to do business as a foreign entity in good standing or equivalent status in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(f)           The Company has all requisite power and authority to execute, deliver and perform its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(g)          Each of the Company and the Guarantors has all requisite corporate or other applicable power and authority to execute and deliver and perform its respective obligations under the Indenture. On the Closing Date, the Indenture will have been duly and validly authorized by the Company and each Guarantor and when duly executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Trustee and the Collateral Agent), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(h)          Each of the Company and the Guarantors party to the Security Documents has all requisite power and authority to execute, deliver and perform its obligations under the Security Documents to which it is a party. Each Security Document has been duly and validly authorized by the Company and each Guarantor party thereto and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Collateral Agent, as applicable), will constitute a legal and binding agreement of the Company and each Guarantor party thereto in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. The Security Documents, when executed and delivered in connection with the sale of the Securities, will (subject to notification or similar requirements that will, as contemplated in the relevant Security Document, be fulfilled after the Closing Date) create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Notes, valid and enforceable security interests in and liens on the Collateral and, upon (i) the Initial Purchasers’ payment for the Securities in accordance with the terms hereof and (ii) the filing of appropriate Uniform Commercial Code financing statements or such similar statements in the jurisdiction of the applicable Guarantor and the taking of the other actions, in each case as further described herein, in the Security Documents and in the Indenture, the security interests in and liens on the rights of the Company or the applicable Guarantor in such Collateral will be perfected security interests and the liens will have the priority described in the Offering Memorandum (subject to liens permitted under the Indenture or the Security Documents), in each case subject to the Enforceability Exceptions.

(i)           Each of the Company and the Guarantors party to the ICA Joinders has all requisite power and authority to execute, deliver and perform its obligations under the ICA Joinders. Each ICA Joinder will have been prior to the Closing Date duly and validly authorized by the Company and each Guarantor party thereto and, when executed and delivered by the Company and the Guarantors party thereto (assuming the due authorization, execution and delivery by the Collateral Agent, the Trustee and the other parties thereto other than the Company and the Guarantors), will constitute a legal and binding agreement of the Company and each Guarantor party thereto in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(j)          Each of the Company and the Guarantors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.

(k)           Each of the Guarantors has all requisite power and authority to execute, deliver and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by each Guarantor, and when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions.

(l)           No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Notes by the Company and the Guarantees by the Guarantors, except such (i) as shall have been obtained or made prior to the Closing Date, (ii) as shall have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (iii) as required with respect to the perfection of security interests on the Collateral or (iv) that would not reasonably be expected to, individually or in aggregate, have a Material Adverse Effect on the ability of the Company and the Guarantors to consummate the transactions contemplated hereby. None of the Company or the Guarantors is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except in the case of clauses (ii) and (iii), for any such breach, default, violation or event that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(m)        The execution, delivery and performance by the Company and the Guarantors of this Agreement, the Indenture, the Intercreditor Agreements, the ICA Joinders and the Security Documents, to the extent a party thereto, and the granting of a security interest in the Collateral, the issuance of the Notes by the Company, the issuance of the Guarantees by the Guarantors and the consummation by the Company and each Guarantor, as applicable, of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Guarantors or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 7 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Guarantors or any of their respective properties or assets, except in the case of clauses (i) and (iii) for any such conflict, breach, violation, default or event that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(n)          The audited consolidated financial statements of WillScot Mobile Mini Holdings Corp. (“WSMM”) included or incorporated by reference in the Offering Memorandum comply with the applicable requirements of the Act and present fairly in all material respects the financial position, results of operations and cash flows of WSMM, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, except as otherwise stated therein. The summary financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein. As disclosed in the Pricing Disclosure Package, Ernst & Young LLP is an independent public accounting firm and serves as auditor for WSMM. All disclosures contained or incorporated by reference in the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. All interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly present the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(o)           [Reserved].

(p)         Except as disclosed in the Offering Memorandum, there is no pending or, to the knowledge of the Company and the Guarantors, threatened action, suit, proceeding, inquiry or investigation to which the Company, the Guarantors or any of their respective subsidiaries is a party, or to which the property or assets of the Company, the Guarantors or any of their respective subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, (i) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (ii) which would materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company, the Guarantors or any of their respective subsidiaries of their obligations hereunder.

(q)         Each of the Company, the Guarantors and their respective subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Offering Memorandum (“Permits”), except where the failure to possess or obtain such Permits would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and none of the Company, the Guarantors nor any of their respective subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Offering Memorandum and except where such revocation or modification would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r)          Since the date of the most recent financial statements included or incorporated by reference in the Offering Memorandum, there has not occurred any material adverse change, or any development that would be reasonably likely to result in a material adverse change, in the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company, the Guarantors and each of their respective subsidiaries, taken as a whole.

(s)          Each of the Company, the Guarantors and their respective subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company, any of the Guarantors or any of their respective subsidiaries is contesting in good faith and for which the Company, such Guarantor or any such subsidiary has provided adequate reserves in accordance with GAAP, there is no tax deficiency that has been asserted against the Company, any Guarantor or any of their respective subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)          The statistical and market-related data included or incorporated by reference in the Offering Memorandum are based on or derived from management estimates or sources that the Company and the Guarantors believe to be reliable and accurate.

(u)          None of the Company, the Guarantors nor any of their respective subsidiaries, or any agent acting on their behalf, has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(v)           Each of the Company, the Guarantors and their respective subsidiaries has good and marketable title to all real property and good title to all personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except (i) as described in the Offering Memorandum, (ii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (iii) those that do not materially interfere with the use made and proposed to be made of such property by the Company or (iv) those liens, charges, encumbrances or restrictions in favor of the Collateral Agent created pursuant to the Security Documents. The Company, the Guarantors and each of their respective subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Offering Memorandum, except where the failure to own or possess such intellectual property rights would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and none of the Company, the Guarantors nor any of their respective subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company, the Guarantors nor any of their respective subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any mortgaged property or any interest therein, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)        Except as described in the Offering Memorandum, each of the Company, the Guarantors and their respective subsidiaries (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to pollution, the protection of human health and safety (as relating to exposure to Hazardous Substances (as defined below)) or the environment (collectively, “Environmental Laws”), which compliance includes making all filings and providing all notices required under any applicable Environmental Law and obtaining, maintaining and complying with all Permits required under any applicable Environmental Law, except in each case where the failure to so comply would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) are not a party to any proceeding that is pending or to the knowledge of the Company and the Guarantors, threatened under any Environmental Law in which a governmental authority is also a party, other than such proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and (iii) have not received written notice of or otherwise have knowledge of any other proceedings regarding compliance with, or liabilities or obligations under, Environmental Laws, other than such proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. As used in this paragraph, “Hazardous Substances” means hazardous or toxic substances or wastes, pollutants or contaminants, or any substance, material, chemical or waste in any form regulated pursuant to Environmental Laws.

(x)           There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company, the Guarantors or any of their respective subsidiaries that is pending or, to the knowledge of the Company and the Guarantors, threatened that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(y)         Each of the Company, the Guarantors and their respective subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties consistent with industry practice, except where the failure to maintain such insurance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(z)          Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, none of the Company, the Guarantors nor any of their respective subsidiaries has any liability for any prohibited transaction, failure to satisfy minimum funding standards, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, by reason of being treated as a single employer within the meaning of Section 414 of the Code with any other entity).

(aa)          Each of the Company, the Guarantors and their respective subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(bb)         WSMM and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by WSMM in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to WSMM’s management as appropriate to allow timely decisions regarding required disclosure.  WSMM and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)         WSMM and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(dd)        Except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Offering Memorandum, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting.

(ee)          [Reserved].

(ff)          None of the Company, the Guarantors nor any of their respective subsidiaries are, and, after giving effect to the issuance and sale of the Notes and the issuance of the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, none will be an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(gg)          The Notes, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(hh)          Immediately after the issuance and sale of the Notes and the Guarantees, the fair value and present fair saleable value of the assets of each of the Company and the Guarantors (taken together on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Guarantors (taken together on a consolidated basis) is, nor will any of the Company or the Guarantors (taken together on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

(ii)          None of the Company, the Guarantors nor any of their respective subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and the initial resale thereof in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(jj)          No securities of the Company, any Guarantor or any of their respective subsidiaries are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(kk)          None of the Company, the Guarantors nor any of their respective subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(ll)          None of the Company, the Guarantors nor any of their respective subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Notes; the Company, the Guarantors and their respective subsidiaries and Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(mm)      (i) None of the Company, the Guarantors nor any of their respective subsidiaries or controlled affiliates nor, to the knowledge of the Company and the Guarantors, any director, officer, employee, agent or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) each of the Company, the Guarantors and their respective subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and has in place and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company, the Guarantors nor any of their respective subsidiaries will use, directly or indirectly, the proceeds of the offering and sale of the Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(nn)          The operations of the Company, the Guarantors and each of their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Guarantors and each of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency where the Company, the Guarantors and each of their respective subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(oo)        (i) None of the Company, the Guarantors, any of their respective subsidiaries nor any director, officer, or employee thereof, or, to the knowledge of the Company and the Guarantors, any agent, controlled affiliate or representative of the Company, the Guarantors or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by, one or more Persons that are:

  (A) the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or

  (B) located, organized or domiciled in a country or territory that is the target of comprehensive, country-wide or territory-wide Sanctions (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other region of Ukraine identified by Executive Order 14065, Cuba, Iran, North Korea and Syria).

(ii) Each of the Company, the Guarantors and their respective subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

  (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target of Sanctions; or

  (B) in any other manner that will result in a violation of applicable Sanctions by any Person (including any Person participating in the offering, whether as initial purchaser, advisor, investor or otherwise).

(iii) Each of the Company, the Guarantors and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, to the extent that such dealings or transactions violated applicable Sanctions.

(pp)       The statements set forth in the Pricing Disclosure Package and the Final Memorandum under the caption “Material United States Federal Income Tax Considerations” fairly summarize the matters therein described in all material respects.

(qq)         No forward looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Pricing Disclosure Package or Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)         Since August 13, 2015, there is and has been no failure on the part of the Company or, to the knowledge of the Company and the Guarantors, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)          Except as would not reasonably be expected to have a Material Adverse Effect and except as described in the Offering Memorandum, each of WSMM, the Company and each of their respective subsidiaries possess rights to use the information technology assets and equipment, computers, systems, networks, hardware and software material to the operation of the business of WSMM, the Company and their respective subsidiaries as currently conducted (collectively, “IT Systems”).  Except as would not reasonably be expected to have a Material Adverse Effect and except as described in the Offering Memorandum, each of WSMM, the Company and their respective subsidiaries has implemented and maintained commercially reasonable policies and procedures, and taken commercially reasonable actions to protect their material confidential information and the integrity, operation and security of all IT Systems used in their businesses, and, to the knowledge of the Company and the Guarantors, since January 1, 2018, there have been no security breaches, outages or unauthorized accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person under applicable law or regulation.  Except as described in the Offering Memorandum, each of WSMM, the Company and their respective subsidiaries is presently in material compliance with all applicable laws and regulations, and its binding internal policies, relating to the privacy and security of IT Systems and regulated personally identifiable data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or to counsel for the Representative shall be deemed a joint and several representation and warranty by the Company and each of the Guarantors to each Initial Purchaser as to the matters covered thereby.

Section 2.          Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Company at 99.00% of their principal amount. The Notes will be delivered on the Closing Date to the Initial Purchasers, or the Trustee as custodian for the Depository Trust Company (“DTC”), as applicable, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 10:00 AM, New York City time, on September 25, 2023. Such delivery of and payment for the Notes shall be made at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020 at 10:00 A.M., New York City time, on September 25, 2023, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”

Section 3.          Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Representative is advisable and in compliance with Section 7 hereof.

Section 4.          Covenants of the Company and the Guarantors. The Company and each Guarantor, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:

(a)         Until the later of (i) the completion of the distribution of the Notes by the Initial Purchasers and (ii) the Closing Date, neither the Company nor the Guarantors will amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) unless the Representative shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Representative shall have given its consent (such consent not to be unreasonably delayed, withheld or conditioned). The Company and the Guarantors will promptly, upon the reasonable request of the Representative or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

(b)          The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company and the Guarantors shall not be required to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c)          (i) If, at any time prior to the completion of the sale by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance and (ii) if at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph 4(a) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.

(d)         The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e)           The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f)           For so long as any of the Notes remain outstanding, upon request by the Initial Purchasers, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities unless at such time WSMM shall be subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such sections and the related rules and regulations of the SEC.

(g)          None of the Company, the Guarantors nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

(h)          The Company and the Guarantors will not, and will not permit any of their respective subsidiaries, Affiliates or persons acting on their behalf to, (i) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or (ii) engage in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.

(i)          For so long as any of the Notes remain outstanding, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless at such time the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(j)            The Company will use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(k)          During the period beginning on the date hereof and continuing to the date that is 60 days after the Closing Date, without the prior written consent of the Representative, the Company and the Guarantors will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or the Guarantors (or guaranteed by the Company or the Guarantors) that are substantially similar to the Notes.

(l)            In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

(m)          None of the Company, the Guarantors, nor any of their Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.

(n)           For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Act) following the date any Notes are acquired by the Company or any of their Affiliates, none of the Company nor any of their Affiliates will sell any such Notes.

Section 5.          Expenses. The Company and the Guarantors jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), authentication, issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, including 50% of the cost of any chartered airplanes in connection with such road show (it being understood that the other 50% of the cost of chartered airplanes in connection with the roadshow shall be the responsibility of the Initial Purchasers), (vii) fees and expenses of the Trustee and the Collateral Agent, including reasonable fees and expenses of counsel, (viii) all costs and expenses relating to the creation, documentation or perfection of the security interest in the Collateral securing the Securities (including the related reasonable fees and expenses of counsel for the Initial Purchasers) to the extent reasonably necessary to create a perfected security interest in all Collateral, (ix) any fees charged by investment rating agencies for the rating of the Securities, (x) any stamp, transfer or other taxes in connection with the original issuance, sale and delivery of the Securities and (xi) all other costs and expenses incident to the performance by the Company and the Guarantors of their obligations hereunder. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any failure, refusal or inability on the part the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Guarantors agree to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (excluding the fees and disbursements of counsel for the Initial Purchasers, which shall be the responsibility of the Initial Purchasers, except as provided in clauses (v) and (viii) above) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

Section 6.          Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)           On the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter, each dated as of the Closing Date, and addressed to the Initial Purchasers, of Foley & Lardner LLP, counsel for the Company and the Guarantors, in the forms attached hereto as Annex B. In rendering such opinions, the foregoing shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(b)          On the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter, each in form and substance satisfactory to the Representative, dated as of the Closing Date, and addressed to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Latham & Watkins LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c)           On the date hereof and on the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP, independent public accountants with respect to WSMM, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Pricing Disclosure Package and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(d)          The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s and Guarantors’ respective officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(e)          The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f)          Subsequent to the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company, the Guarantors nor any of their respective subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g)          The Initial Purchasers shall have received a certificate of the Company and the Guarantors, dated the Closing Date, signed by the Chief Executive Officer or President or any Senior Vice President and the Chief Financial Officer of the Company and each Guarantor, confirming the matters set forth in clauses (d), (e) and (f) of this Section 6.

(h)          The Initial Purchasers shall have received reasonably satisfactory evidence of the good standing (or its equivalent in jurisdictions where such concept does not exist) of the Company and the Guarantors as of the Closing Date in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(i)           The Notes shall be eligible for clearance and settlement through DTC.

(j)           On the Closing Date, the Indenture, the Security Documents and ICA Joinders shall have been duly executed and delivered by a duly authorized officer of each of the Company, the Guarantors, the Trustee and the Collateral Agent, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(k)          No securities of the Company shall have been downgraded by any nationally recognized statistical rating organization and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company or any Guarantor (other than an announcement with positive implications of possible upgrading).

(l)            The Initial Purchasers shall have received the results of a recent lien search in each of the jurisdictions where assets of the Company and the Guarantors are located and any jurisdictions in which valid filings with respect to such assets of the Company and the Guarantors may be in effect, and such search shall reveal no liens on any of the assets of the Company, the Guarantors or any of their respective subsidiaries except (i) as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) and (ii) those pursuant to the ABL Facility.

(m)          Except as otherwise provided for in the Security Documents, the Indenture or the other documents entered into pursuant to the transactions described herein, the Representative and the Collateral Agent shall have received each of the Security Documents, in form and substance reasonably satisfactory to the Initial Purchasers, and all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all of the Collateral.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company, the Guarantors and each of their respective subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 7.          Offering of Notes; Restrictions on Transfer.

(a)          Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Memorandum.

(b)           Each of the Initial Purchasers represents and warrants (as to itself only) with respect to sales outside the United States that (i) the Notes have not been and will not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it will sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(c)            Each Initial Purchaser, severally and not jointly represents and warrants and agrees with the Company and the Guarantors that:

  (i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company or any Guarantor; and

  (ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Terms used in this Section 7 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 8.          Indemnification and Contribution.

(a)          The Company and each Guarantor jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates and its and their respective directors, officers, employees and agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

  (i)      any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto, or any materials or information provided to investors by, or with the approval of, the Company or the Guarantors, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); or

  (ii)    the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and will reimburse, as incurred, the Initial Purchasers, their respective Affiliates and each such director, officer, employee, agent and controlling person for any reasonable and documented legal or other expenses incurred by the Initial Purchasers, their respective Affiliates or such director, officer, employee, agent or controlling person in connection with investigating, defending against or preparing to defend against or in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company and the Guarantors by the Initial Purchasers through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 11 hereof. The indemnity provided for in this Section 8 will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)           Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, each of their respective directors, officers, employees and agents and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or the Guarantors by such Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 11 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, the Guarantors, each of their respective directors, officers, employees and agents and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in connection with investigating or defending against or preparing to defend against or in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 8 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above, except to the extent it is materially prejudiced by such failure (through the forfeiture of substantive rights or defenses) and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsels) reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsels) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party, based on the advice of counsel, shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsels) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsels) in any one action or separate but substantially similar actions, designated by the Representative in the case of paragraph (a) of this Section 8 or the Company and the Guarantors in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions). All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such indemnified party.

(d)         In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors on the one hand and the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Affiliate of an Initial Purchaser and the respective directors, officers, employees and agents of such Initial Purchasers and such Affiliate and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director, officer, employee and agent of the Company or such Guarantor and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and such Guarantor. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

Section 9.          Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf the Company, any Guarantor, the Initial Purchasers, each Affiliate of an Initial Purchaser and any of their respective directors, officers, employees or agents, or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 8, 9, 11 and 14 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 10.        Termination.

(a)           This Agreement may be terminated in the sole discretion of the Representative by notice to the Company given prior to the Closing Date in the event that prior to the Closing Date:

  (i)    any of the Company, the Guarantors or their respective subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Representative, has had or has a Material Adverse Effect, or there shall have been, in the reasonable judgment of the Representative, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company, the Guarantors or any of their respective subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);

 (ii)     trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

  (iii)   trading of any securities issued or guaranteed by WSMM, the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market;

  (iv)   a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

  (v)     there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the reasonable judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

  (vi)   any securities of the Company or any Guarantor shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading).

(b)          Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 5 and Section 9 hereof.

Section 11.        Information Supplied by the Initial Purchasers. The statements set forth in the fourth sentence of the ninth paragraph concerning making a market in the Notes and the eleventh paragraph concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Initial Purchasers under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Guarantors or the Company for the purposes of Sections 1(a) and 8 hereof.

Section 12.        Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: CIB Legal – Debt Capital Markets Securities, with a copy (which shall not constitute notice hereunder) to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attention: Keith Halverstam and Benjamin Cohen; and if sent to the Company or the Guarantors, shall be mailed or delivered to Williams Scotsman, Inc. at 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008, Attention: Hezron T. Lopez, with a copy (which shall not constitute notice hereunder) to Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Patrick G. Quick and Mark T. Plichta.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 13.        Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company and the Guarantors contained in Section 8 of this Agreement shall also be for each Initial Purchaser’s Affiliates and its and their respective directors, officers, employees and agents and for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (b) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company and the Guarantors, their respective officers and any person or persons who control the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

Section 14.        APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 15.        No Advisory or Fiduciary Responsibility. The Company and the Guarantors acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, (b) in connection therewith and with the process leading to such transaction, each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantors, (c) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Guarantors on other matters) or any other obligation to the Company or the Guarantors except the obligations expressly set forth in this Agreement and (d) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deem appropriate. The Company and the Guarantors agree that they will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

Section 16.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties to this Agreement represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in any of such party’s constitutive documents.

Section 17.        Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of this page intentionally left blank]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

WILLIAMS SCOTSMAN, INC.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President and Chief Financial Officer

WILLIAMS SCOTSMAN HOLDINGS CORP.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President and Chief Financial Officer

WILLSCOT EQUIPMENT II, LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President and Chief Financial Officer

ELITE MODULAR LEASING AND SALES, INC.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President and Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

J.P. Morgan Securities LLC

Acting severally on behalf of itself and
the several Initial Purchasers named in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Kyle Magnus
Name: Kyle Magnus
Title: Vice President

[Signature Page to Purchase Agreement]

SCHEDULE 1

Initial Purchaser	Principal Amount of Notes
J.P. Morgan Securities LLC	$150,000,000
BofA Securities, Inc.	$58,750,000
BMO Capital Markets Corp.	$41,250,000
Deutsche Bank Securities Inc.	$35,000,000
PNC Capital Markets LLC	$32,500,000
M&T Securities, Inc.	$31,250,000
MUFG Securities Americas Inc.	$31,250,000
SMBC Nikko Securities America, Inc.	$31,250,000
ING Financial Markets LLC.	$26,250,000
Barclays Capital Inc.	$15,000,000
Capital One Securities, Inc.	$12,500,000
Huntington Securities, Inc.	$12,500,000
Morgan Stanley & Co. LLC	$12,500,000
CIBC World Markets Corp.	$10,000,000
Total	$500,000,000

SCHEDULE 2

Subsidiaries of the Company

Name	Jurisdiction of Incorporation
A&M Cold Storage, LLC	Georgia
AMC Container Leasing, LLC	Ohio
AMC Trailer Leasing LLC	Georgia
Ares Doors & Safety, LLC	Delaware
BRT Structures, Ltd.	Canada
Elite Modular Leasing and Sales, Inc.	California
Hallwood Modular Buildings, LLC	Texas
Mescher Holding Co, LLC	Ohio
Modern Building Systems, LLC	Delaware
Williams Scotsman Metis Services Inc.	British Columbia, Canada
Williams Scotsman Mexico, S. de R.L. de C.V.	The Federal District (Mexico City)
Williams Scotsman of Canada, Inc.	Ontario, Canada
Willscot Equipment II, LLC	Delaware

SCHEDULE 3

Guarantors

Name	Jurisdiction of Organization
Elite Modular Leasing and Sales, Inc.	California
Willscot Equipment II, LLC	Delaware
Williams Scotsman Holdings Corp.	Delaware

ANNEX A

1.           Additional Time of Execution Information

•	Pricing Supplement, dated September 11, 2023.

ANNEX B

Form of Opinion and Negative Assurance Letter of Foley & Lardner LLP

[Attached]